SUB-ITEM 77Q1(a)1

                                    MFS SERIES TRUST XII

                                    MFS LIFETIME RETIREMENT INCOME FUND
                                    MFS LIFETIME 2010 FUND
                                    MFS LIFETIME 2020 FUND
                                    MFS LIFETIME 2030 FUND
                                    MFS LIFETIME 2040 FUND

The Declaration of Trust dated June 29, 2005 is contained in Registrant's Registration Statement (File Nos. 333-126328 and 811-21780), filed with the Securities and Exchange Commission via EDGAR on July 1, 2005, under the Securities Act of 1933. Such document is incorporated herein by reference.